Exhibit 10.43

EXECUTION VERSION

AMENDMENT NO. 5 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 5 TO MASTER REPURCHASE AGREEMENT, dated as of March 31, 2021 (this “Amendment”), between CMTG JP FINANCE LLC (“Seller”), a Delaware limited liability company, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of June 29, 2018 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of August 7, 2018, as amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of February 15, 2019, as amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of October 1, 2019, as amended by that certain Amendment No. 4 to Master Repurchase Agreement, dated as of February 18, 2020 and as further amended hereby, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”).

WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer each agree as follows:

SECTION 1. Amendments to Repurchase Agreement.

(a) The defined terms “Alternative Rate”, “Alternative Rate Transaction” and “Federal Funds Rate”, as set forth in Article 2 of the Repurchase Agreement, are each hereby deleted in their entirety.

(b) Article 2 of the Repurchase Agreement is hereby amended by inserting the following new defined terms in correct alphabetical order:

“Alternate Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest of the Alternate Rate Index determined as of the applicable Pricing Rate Determination Date, plus the Applicable Spread.

“Alternate Rate Index” shall mean the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

1.	The sum of (A) Term SOFR and (B) the Alternate Rate Spread Adjustment, or

2.	The sum of (A) Compounded SOFR and (B) the Alternate Rate Spread Adjustment; or

3.

The sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Alternate Rate Spread Adjustment; or

4.	The sum of: (A) the ISDA Fallback Rate and (B) the Alternate Rate Spread Adjustment; or

5.

The sum of: (A) the alternate rate of interest that has been selected by Buyer as the replacement for the then-current Benchmark giving due consideration to any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated securitizations at such time and (b) the Alternate Rate Spread Adjustment, provided that, in the case of clauses (1) and (2) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its reasonable discretion. In no event shall the Alternate Rate Index be less than zero.

“Alternate Rate Index Conforming Changes” shall mean, with respect to any conversion of a Transaction to an Alternate Rate Transaction, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate Period”, “Remittance Date”, “Pricing Rate Determination Date” and “Business Day”, timing and frequency of determining rates and making payments of interest and preceding and succeeding business day conventions and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Alternate Rate Index and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer or its designee determines that no market practice for use of the Alternate Rate Index exists, in such other manner as Buyer determines is reasonably necessary).

“Alternate Rate Spread Adjustment” shall mean the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

1.

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Alternate Rate Index; or

2.	if the applicable Unadjusted Alternate Rate Index is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment, or

3.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then current Benchmark with the applicable Unadjusted Alternate Rate Index for U.S. dollar denominated securitization transactions at such time, provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Alternate Rate Spread Adjustment from time to time as selected by Buyer in its reasonable discretion

“Alternate Rate Transaction” shall mean any Transaction at such time as interest thereon accrues at a rate of interest based upon the Alternate Rate.

“Benchmark” means (i) initially LIBOR, and (ii) on and after the conversion to an Alternate Rate Index pursuant to Article 3 hereof, the Alternate Rate Index determined in accordance with the terms hereof.

“Benchmark Replacement Date” means:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark,

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein, and

(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” such date as determined by Buyer in its sole discretion.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; or

(4) any “Benchmark Transition Event” as determined by Buyer in its sole discretion.

“Compounded SOFR” shall mean the compounded average of SOFR for approximately a one-month period, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be calculated in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Pricing Rate Period) being established by Buyer in accordance with:

1.	the rate, or methodology for the rate, and conventions for the rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided, that

2.

if, and to the extent that, Buyer determines that Compounded SOFR cannot be so determined in accordance with clause (1) above, then Compounded SOFR will mean the rate, or methodology for the rate, and conventions for the rate that have been selected by Buyer giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated master repurchase or credit facilities at such time (as a result of amendment or as originally executed);

provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Alternate Rate Index.”

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the then-current Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the then-current Benchmark, excluding the applicable ISDA Fallback Adjustment.

“LIBOR Rate Transaction” shall mean any Transaction at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for approximately a one-month period based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Alternate Rate Index” shall mean the Alternate Rate Index excluding the Alternate Rate Spread Adjustment.

(c) The defined terms “Pricing Rate” and “Pricing Rate Determination Date”, each as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Pricing Rate” shall mean, for any Pricing Rate Period and any Purchased Asset, an annual rate equal to the sum of (i) the Benchmark and (ii) the relevant Applicable Spread with respect to such Purchased Asset, in each case, for the applicable Pricing Rate Period for the related Purchased Asset. The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, (a) if the related Pricing Rate is determined in reference to LIBOR, the second (2nd) London Business Day preceding the first day of such Pricing Rate Period, and (b) if the related Pricing Rate is determined in reference to an Alternate Rate, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

(d) Article 3(h) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(h) If prior to the first day of any Pricing Rate Period with respect to any Transaction, Buyer shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon Seller) that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event), adequate and reasonable means do not exist for ascertaining the then-current Benchmark for such Pricing Rate Period, Buyer shall give written notice thereof to Seller as soon as practicable thereafter. If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be the Alternate Rate.

(e) Article 3(i) of the Repurchase Agreement is hereby amended by deleting the words “Alternative Rate Transactions” and inserting the words “Alternate Rate Transactions” in lieu thereof.

(f) Article 3(k)(ii) of the Repurchase Agreement is hereby amended by inserting the words “or the Alternate Rate Index” immediately following the word “LIBOR”.

(g) Article 3(m) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(m) Seller agrees to indemnify Buyer and to hold Buyer harmless from any loss or expense which Buyer sustains or incurs as a consequence of (i) any default by Seller in payment of the principal of or interest on a LIBOR Rate Transaction or an Alternate Rate Transaction including, without limitation, any such loss or expense arising from interest or fees payable by Buyer to lenders of funds obtained by it in order to maintain a LIBOR Rate Transaction or an Alternate Rate Transaction hereunder, (ii) any prepayment or repurchase (whether voluntary or mandatory) of the LIBOR Rate Transaction or Alternate Rate Transaction, as applicable, on a day that (A) is not a Remittance Date and/or is not the last day of the Pricing Rate Period or (B) is a Remittance Date if Seller did not give the prior written notice of such prepayment or repurchase required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Buyer to lenders of funds obtained by it in order to maintain the LIBOR Rate Transaction or an Alternate Rate Transaction hereunder and (iii) the conversion pursuant to the terms hereof of the LIBOR Rate Transaction to an Alternate Rate Transaction on a date other than the Remittance Date, including, without limitation, such loss or expenses arising from interest or fees payable by Buyer to lenders of funds obtained by it in order to maintain a LIBOR Rate Transaction hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”). Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in reasonable detail, it being agreed that such statement and the method of its calculation shall be conclusive and binding upon Seller absent manifest error. This Article 3(m) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

(h) Article 3 of the Repurchase Agreement is hereby further amended by inserting the following new clauses (y) and (z) at the end thereof in correct alphabetical order:

(y) Buyer shall determine daily in Buyer’s sole discretion whether a Benchmark Transition Event has occurred. Upon the occurrence of a Benchmark Transition Event, Buyer shall determine the Benchmark Replacement Date in accordance with the definition thereof. Following the occurrence of a Benchmark Transition Event and the determination of the corresponding Benchmark Replacement Date, Buyer shall, or shall cause Repo Servicer to, promptly give notice of the occurrence of a Benchmark Transition Event and the date of the corresponding Benchmark Replacement Date by electronic mail to Seller. Each Transaction shall be converted, from and after the Benchmark Replacement Date to an Alternate Rate Transaction bearing interest based on the Alternate Rate Index.

(z) The Alternate Rate will be determined conclusively by Buyer or its agent and such determination will be binding on Seller absent manifest error. In connection with the implementation of an Alternate Rate Index, Buyer shall have the right to make Alternate Rate Index Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Alternate Rate Index Conforming Changes shall become effective without any further action or consent of Seller.

(i) Exhibit I of the Repurchase Agreement, “Confirmation Statement”, is hereby amended and restated in its entirety as set forth on Exhibit I attached hereto.

SECTION 2. Conditions Precedent; Effective Date. This Amendment shall become effective upon a counterpart of this Amendment being duly executed and delivered by a duly authorized officer of each of the Seller, Guarantor and Buyer, along with the delivery to Buyer of such other documents as Buyer or counsel to Buyer may reasonably request.

SECTION 3. Seller’s Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (b) this Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

SECTION 4. Acknowledgments of Guarantor. Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and agrees that Guarantor continues to be bound by the Guarantee Agreement to the extent of the Obligations (as defined therein), notwithstanding the impact of the changes set forth herein.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the effective date hereof, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby.

SECTION 6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 7. No Novation, Effect of Agreement. Guarantor, Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other document executed in connection therewith to which any Repurchase Party is a party (the “Repurchase Documents”). It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 8. Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement.

(c) The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

(d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States

By:	/s/ Thomas Cassino
Name: Thomas Cassino
Title: Managing Director

JPM-Dwight - Signature Page to Amendment to Master Repurchase Agreement

SELLER:

CMTG JP FINANCE LLC, a Delaware limited liability company

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

JPM-Dwight - Signature Page to Amendment to Master Repurchase Agreement

Acknowledged and Agreed:

CLAROS MORTGAGE TRUST, INC., a Maryland corporation, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

JPM-Dwight - Signature Page to Amendment to Master Repurchase Agreement

EXHIBIT I

CONFIRMATION STATEMENT

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Ladies and Gentlemen:

Seller is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which JPMorgan Chase Bank, National Association shall purchase from us the Purchased Assets identified on the attached Schedule 1 pursuant to the Master Repurchase Agreement, dated as of June 26, 2018 (the “Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“Buyer”) and CMTG JP FINANCE LLC (“Seller”) on the following terms. Capitalized terms used herein without definition have the meanings given in the Agreement.

Purchase Date:	[ ] [ ], 20[ ]

Purchased Assets:	[Name]: As identified on attached Schedule 1

Aggregate Principal Amount of Purchased Assets:	$[ ]

Repurchase Date:

Purchase Price:	$[ ]

Market Value[1]:	$[ ]

Change in Purchase Price	$[ ]

Pricing Rate:	one month [LIBOR/Alternate Rate] plus %

LIBOR Floor/Alternate Rate Floor	[ ]%

Advance Rate:

Maximum Advance Rate:

Existing Mezzanine Debt:	[Yes/No]

Total Future Funding Obligations of Seller:	$[ ]

Future Funding Amount requested of Buyer (if any) (subject to Buyer’s approval in its sole discretion at the time of any such request by Seller):	$[ ]

Anticipated Timing of Future

[1]	As of the Purchase Date only.

Funding Obligations:

Governing Agreements:	[ ] As identified on attached Schedule 1

Requested Wire Amount:

Requested Fund Date:

Type of Funding:	[Table/Non-table]

Wiring Instructions:

Primary Servicer:	Trimont Real Estate Advisors, LLC

Name and address for communications:	Buyer: JPMorgan Chase Bank, National Association
383 Madison Avenue New York, New York 10179 Attention:Ms. Nancy S. Alto Telephone:(212) 834-3038 Telecopy:(917) 546-2564

With a copy to:	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

	Attention:	Mr. Thomas Nicholas Cassino

	Telephone:	[***]

	Telecopy:	[***]

Seller:	CMTG JP Finance LLC

c/o Mack Real Estate Credit Strategies 60 Columbus Circle, 20th Floor New York, New York 10023
	Attention:	Michael McGillis
	Telephone:	[***]
	Email:	[***]

With copies to:	c/o Mack Real Estate Group 60 Columbus Circle, 20th Floor New York, New York 10023
	Attention:	General Counsel
	Email:	[***]

and	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019
	Attention:	Brian Krisberg
	Telephone:	[***]
	Email:	[***]

CMTG JP FINANCE LLC

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Schedule 1 to Confirmation Statement

Purchased Assets:

Aggregate Principal Amount:

Schedule 2 to Confirmation Statement

[Additional representations and warranties for the Construction Loans.]

JPM-Dwight - Signature Page to Amendment to Master Repurchase Agreement